Exhibit 99.1

For More Information contact:
       James Oliviero
       KSW, Inc.
       (718) 340-1409
       joliviero@ksww.com


                              FOR IMMEDIATE RELEASE
                              ---------------------

                              KSW'S FOURTH QUARTER
                              REVENUES AND PROFITS
                                CONTINUE TO RISE
                        COMPANY APPLIES FOR AMEX LISTING


Long Island City, New York--February 28, 2006--KSW, Inc. (Over-the Counter Bulletin Board: KSWW.OB) today reported preliminary fourth quarter and year end financial results for 2005. Total revenues for the fourth quarter of 2005 were $17,101,000 compared to $6,877,000 for the same period in 2004. Total revenues for 2005 were $53,378,000 as compared to total revenues in 2004 of $26,281,000.

Gross profit for the fourth quarter of 2005 was $2,694,000 as compared to $538,000 for the fourth quarter of 2004. Gross profit for 2005 was $6,481,000 as compared to $2,142,000 for 2004.

Net income for the fourth quarter of 2005 was $996,000, as compared to net income of $11,000 during the fourth quarter of 2004. Net income for 2005 was $2,711,000 or $.50 per share as compared to a net loss of $1,280,000 or ($.24) per share for 2004.

Revenue for the fourth quarter of 2005 includes $963,000, representing the previously disclosed settlement of the claim recovered in the Co-Op City litigation. Gross profit for the fourth quarter of 2005 includes $888,000, representing the settlement of the Co-Op City claim, less expenses. Net income for 2005 includes a tax benefit of $759,000, resulting from the previously disclosed reversal of the deferred tax valuation allowance.

Also, on February 16, 2006, the Company filed an application to list its common stock on the American Stock Exchange. The Company's listing on AMEX is subject to AMEX's approval.

Chairman of the Board, Floyd Warkol, commented that "The Company believes it meets all the listing criteria for the American Stock Exchange. We have taken this step to offer our shareholders the growth opportunities and market stability which AMEX can provide."

As of December 31, 2005, the Company had a backlog of approximately $82,200,000.



About KSW

KSW, Inc., through its totally-owned mechanical subsidiary KSW Mechanical Services, Inc., furnishes and installs heating, ventilating and air conditioning
(HVAC) systems and process piping systems for institutional, industrial, commercial, high-rise residential and public works projects. KSW Mechanical Services, Inc. also acts as trade manager on larger construction projects, such as Weill Cornell Medical Center.


Safe Harbor Statement

Certain statements contained in this press release are not historical facts, and constitute "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward looking statements generally can be identified as statements that include phrases such as "believe", "expect", "anticipate", "intend", "plan", "foresee", "likely", "should", "will" or other similar words or phrases. Such forward-looking statements concerning management's expectations and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties, and other important factors that could cause actual results to differ materially from expectation of the Company include, among others, the outcome of the year end audit, further internal review of the Company's historical financial statements and AMEX's determination that the Company meets AMEX's listing requirements. All written and oral forward-looking statements of or attributable to the Company or persons acting on behalf of the Company are qualified in their entirety by such factors. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.